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                                                                   EXHIBIT 10.36

               SHARED COMMUNICATIONS FACILITIES MASTER AGREEMENT

          This Shared Communications Facilities Master Agreement (the " Master Agreement") made this 3rd day of June 1998, by and between THE COMMONWEALTH OF VIRGINIA DEPARTMENT OF TRANSPORTATION herein called "VDOT" and TRITON PCS PROPERTY COMPANY L.L.C, a Delaware corporation, herein called "Triton".

                                  WITNESSETH:

          That in consideration of the promises and covenants herein expressed, VDOT and Triton upon the terms and conditions set forth hereafter, agree to the installation, operation and maintenance of a tower and communications equipment to be erected and/or installed on selected portions of those VDOT right-of-ways described on Exhibit A attached hereto (the "Sites"). The sites shall be chosen by Triton from time to time, with VDOT approval, during the term of this Agreement. Each of the Sites so selected and approved is referred to herein as the "Property".

          1. VDOT hereby grants to Triton the right to install, operate and maintain communications equipment on the Property described on each Exhibit A to this Master Agreement, and to erect, maintain and repair a tower on the Property not to exceed Sixty (60) meters in height. All communications equipment, tower, ground shelter, wires, cable conduits, pipes and utility service required therefor shall be installed to meet the minimum building requirements of the appropriate governmental authority at each location incorporated to this Master Agreement and attached as Exhibit B herein called "the Plan". Each tower erected by Triton pursuant to the approved plan shall be owned and controlled by VDOT. The communications equipment placed on each tower or on or in any ground shelter constructed by

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        Confidential treatment has been requested for portions of this exhibit.
The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Triton pursuant to the approved plans, shall be the property of Triton. Equipment related to traffic control devices provided by VDOT or on behalf of VDOT by Triton shall be the property of VDOT. All other equipment located on a tower by a co locator shall remain the property of the owner of such equipment. Triton shall commence construction of each tower facility and any communications equipment on or before thirty (30) days subsequent to the Commencement Date, as hereafter defined, and shall diligently pursue the completion of the construction. A copy of "as built" plans shall be supplied to the appropriate District Traffic Engineer or District Traffic Manager by Triton prior to the site security or performance bond release by VDOT.

          2. This Agreement is contingent upon Triton being able to satisfy or waive satisfaction of the following conditions prior to Commencement Date with respect to each specific site:

               (a) Triton obtaining, all certificates, permits, licenses and other approvals that may be required by any federal, state or local authorities to permit Triton's obligations and benefits under this Agreement. VDOT will cooperate with Triton in its efforts to obtain such approvals.

               (b) Triton determining, in their sole discretion, that telephone and electrical utilities are available to the Property and reasonable access exists to and from the Property.

               (c) Triton determining in their sole discretion that the Property is free of all hazardous substances.

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          If any one of the conditions set forth above are not satisfied or waived as of the Commencement Date, Triton shall have the right to terminate this Agreement with respect to a specific Property by giving VDOT written notice thereof.

          Provided Triton has satisfied or waived the contingencies set forth above, VDOT and Triton shall then enter into a letter agreement for the specific Property incorporating the terms hereof and including any other terms relating specifically to the selected Property (the "Site Agreements"). The initial term, as defined below, of each Site Agreement shall commence on the date being the later of (i) ninety (90) days after the date Triton executes the Site Agreement
(ii) the date Triton notifies VDOT that the aforementioned contingencies have been satisfied or (iii) the date construction commences; such date shall be "the Commencement Date"; provided, however, that the initial term shall commence no later than 180 days after the date Triton executes the Site Agreement unless otherwise agreed upon in writing by VDOT and Triton.

          The duration of this Agreement shall consist of the term of each Site Agreement, the initial term of which shall be five (5) years ("Initial Term") commencing on the Commencement Date and ending five (5) years thereafter. Each Site Agreement shall be automatically renewed without need of any further documentation for four (4) successive additional five-year terms unless Triton provides VDOT with notice of its intention not to renew at least ninety (90) days prior to the ending of each of the five-year terms.

          3. Triton shall, during the period of construction, and upon completion, provide VDOT with copies of all contracts, invoices and other detailed information related to

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the direct construction cost for the work performed by Triton pursuant to paragraph 1 above. The costs included in the foregoing shall include the actual cost of the equipment, materials, labor, engineering, survey, foundation investigation related to the tower, and any traffic control device and equipment provided for VDOT's exclusive use by Triton in performing its obligations in accordance with this Agreement and may include any costs for the construction of an entrance or access road to the property (the "Construction Cost"). Construction Costs shall not include any amount such as profits or sums in excess of the amounts expended by Triton pursuant to the foregoing.

          4. (a) The monthly amounts paid by Triton to VDOT for the rights granted herein during the initial term of each Site Agreement shall be ***** and shall be paid to VDOT at the address herein indicated for notices. The first month's amount shall be paid on the commencement date, and on the first day of the appropriate calendar month thereafter, in advance, without notice, demand or deduction. Amounts to be paid by Triton shall be prorated for any partial month at the beginning or end of the term of each Site Agreement. Payment should be made only by check or money order and shall be drawn payable to the "Treasurer of Virginia" or in the alternative, with the approval of VDOT, payable by Triton in the form of direct deposit.

               (b) Provided the term of each Site Agreement is extended pursuant to paragraph 2, the amount paid by Triton to VDOT shall be *****.

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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               (c)  If any installment is not received by VDOT within fifteen
(15) days from the due date, Triton covenants and agrees to pay as an additional amount a sum equal to ***** of each installment. Triton further agrees to pay VDOT the actual cost or loss it suffers from each check of Triton returned by the bank for insufficient funds for any reason. Also, Triton shall reimburse VDOT for all costs (including, but not limited to, the cost of serving legal notice, court costs and reasonable attorney's fees) allowed by law incurred in collecting overdue obligations of Triton.

          5. Triton has paid, or before construction of the Tower and other structures agrees to pay or provide a performance bond in the sum of ***** per site as security for the faithful performance by Triton of the obligations hereunder. In event of any breach or failure of Triton hereunder, VDOT shall have the right to use and apply said security or performance bond in the manner permitted by law. After official notification of completion in accordance with paragraph 22, VDOT's representative shall make a final inspection of the installation within ten (10) days. If Triton has faithfully performed their obligations hereunder, VDOT shall, within thirty (30) days after receipt of written notification of Triton in accordance with paragraph 22, return the amount of the security or release of the performance bond to Triton.

          6. Triton shall be entitled to a credit towards the amount due VDOT equal to the lesser of the ***** plus. Triton

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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shall not be required to pay any sums until the credit amount has been reduced to zero. Thereafter, payment shall commence and continue through the term of each Site Agreement. All payments shall indicate the site specific lease number as designated by VDOT.

          7. Triton further agrees to attach and install any traffic control devices provided by or on behalf of VDOT at the time of the initial installation and as designated on the site specific plan attached to an exhibit to this Master Agreement. Unless otherwise shown on Exhibit B, the attachment space shall begin at an elevation of 15 meters above the existing ground and continue to 18 meters. Triton agrees to maintain the integrity of the attachment, any wires, cables and conduits leading thereto for the duration of this Agreement. VDOT shall be responsible for the maintenance of any traffic control devices attached to said tower structure.

          8. Notwithstanding any other provisions contained in or incorporated by reference into this Agreement, each Site Agreement may be terminated by VDOT at the end of any calendar month upon one hundred eighty (180) days prior written notice to Triton whenever it is determined either by VDOT's Commonwealth Transportation Commissioner or by the Director of Right of Way and Utilities that termination is required for the use of the Property in, or in conjunction with, any of the state highway systems or for, or in conjunction with, the construction of any new transportation facility. In the event of such termination of any Site Agreement, VDOT agrees to provide the following benefits to Triton depending upon the period that the Site Agreement has been in existence:

               (a) for the first three years from the Commencement Date, VDOT shall reimburse Triton for any actual costs to relocate Triton's communications equipment,

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building and other facilities to a new site. VDOT shall make every effort to provide a replacement site within a right of way but provides no guarantee with regard to a replacement site. The reimbursement of actual costs for the relocation to Triton shall be based on 23 CFR, (S) 645.117.

               (b) from the beginning of the fourth year to the end of the sixth year from the commencement date, VDOT shall reimburse Triton for fifty percent (50%) of the actual cost to relocate Triton's communications equipment, building and other facilities to a new site. VDOT will make every effort to provide a replacement site within its right of way but provides no guarantee with regard to the replacement site. The reimbursement of actual costs for the relocation to Triton shall be based on 23 CFR, (S) 645.117.

               (c) in the event of an automatic renewal, from the seventh through the twenty-fifth year, no reimbursement shall be made in the event VDOT determines in accordance with the above to terminate this agreement. In any event, VDOT will make every effort to provide a replacement site within its right of way, but provides no guarantee with regard to a replacement site.

          9.   Except for the provisions set forth in Section 8 (a), (b) and
(c), further, regardless of the reason for any termination of a Site Agreement by VDOT, including the need to use the Property for purposes relating to the use in or construction of any part of any state highway or road system, Triton shall not be entitled to any relocation assistance or payment for relocation expenses, moving expenses, or losses, or other relocation benefits of any type, including those provided under Chapter 6, Title 25 of the Code of Virginia, which is known as

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the "Uniform Relocation Assistance and Real Property Acquisition Policies Act of
1972" (Virginia Code Section 25-325, et seq.), or any other state or federal law
                                     ------
or regulation. Triton hereby waives any rights, under any state or federal laws or regulations, to receive relocation assistance or payment for relocation expenses or losses of any type or kind as a result of termination of a Site Agreement.

          10. The tower and communication equipment shall be used by Triton in connection with the business of operating communications systems licensed by the Federal Communication Commission (FCC) only.

          11. Triton shall have access to the Property, subject to VDOT's direction, for the purpose of performing necessary engineering, survey, inspections and reasonably necessary tests related to Triton's proposed use of the Property for the construction of the Tower and other structures and equipment. Triton shall fully restore to its prior condition any portion of the Property disturbed by Triton. Triton covenants that it has thoroughly examined and knows the condition of the Property upon which the Tower and other equipment will be constructed, and that no representation as to the condition, by or on behalf of VDOT has been made prior to or at the execution of this Agreement; and that Triton will keep and maintain the Tower and structures and equipment thereon, including any entrances and driveways provided to Triton for access in clean and safe condition and will repair, at their own expense, during the period Triton has communications equipment on the Property, any and all damage. VDOT shall allow reasonable access (not to interfere with the operation and maintenance of the roadway) to the Tower and any structures and equipment to be constructed, operated and maintained by Triton.

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          12.  Triton shall install and operate the communications equipment and erect and maintain the tower structure in a manner that shall comply with all federal, state and local regulations governing the installation and operation thereof. Triton shall provide VDOT with a certification that the structural capability of the Tower structure has been analyzed and that the Tower structure and equipment attached thereto meet all established criteria.

          13. Triton, prior to performing any routine inspection or maintenance of the facilities installed under this Agreement, shall provide to VDOT's Resident Engineer a schedule outlining their plan, date and time for performing such work. Any such work activities determined by VDOT to have an effect on vehicular traffic shall be subject to the approval of VDOT. In any case, where the maintenance or inspection work requires access from a limited access facility, prior approval of VDOT shall be required. VDOT, in addition to approving the methods and time that the work can be performed, also shall be provided with notification, by telephone to VDOT's Resident Engineer, immediately before the actual commencement of the work.

          14. Triton covenants for itself, its successors and assigns and any of its employees, agents or independent contractors, that at no time during the term of this Agreement will they manufacture, process, distribute, use, treat, store, dispose, transport, or handle, or emit, discharge, release or threaten release into the environment, from, on or about the Property, any pollutant, contaminant, hazardous or toxic substance (including petroleum), as defined or provided by federal or state law, or permit or allow the same by others on the Property. Triton will be liable for any damages, losses, obligations, claims, actions, or causes of action arising due

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to the violation of this provision or of any violation by Triton of any federal or Virginia environmental laws, as they currently exist or as they may be amended from time to time, and agrees to hold VDOT harmless from any liability resulting from violations of this provision, including any claim brought for on-site or off-site contamination or pollution.

          15. Any communications equipment, wires, cables, conduits or pipes (excluding the Tower) installed by Triton for Triton's exclusive use shall remain the property of Triton and VDOT waives any lien rights it may have concerning the communications equipment, wires, cables, conduit or pipes. Any traffic control device or other equipment erected or installed by Triton or by VDOT, for VDOT's exclusive use shall remain the property of VDOT (as well as the Tower) and Triton waives any lien rights it may have concerning VDOT's equipment and the Tower. Triton shall remove all of its communications equipment at their sole expense on or before the expiration date or earlier termination of each Site Agreement and shall make any necessary repairs to the Property to return it to its pre-Agreement condition.

          16. Should VDOT at any time during a Site Agreement term, decide to sell or lease the transportation facility, including any part of the Property covered by this Agreement, any such transaction shall be subject to this Agreement and Triton's rights hereunder.

          17. Triton shall provide and maintain for the duration of this Agreement at its sole cost a public liability insurance policy with a combined single limit of $2,000,000.00 for bodily injury or property damage. Triton shall furnish a certificate of insurance to VDOT prior to the commencement of each Site Agreement. VDOT shall be provided with all renewals, termination or cancellation notices of such insurance for the duration of this Agreement.

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          18.  The rights of Triton to locate its communications equipment or any structure on the Property is conditioned upon that equipment and structure not interfering with the operation of VDOT facilities on or in proximity to the Property. If Triton causes any such interference, Triton shall, at its own expense, provide and install any filters, isolators and other equipment necessary to eliminate such interference or if the interference cannot be eliminated within a reasonable period of time, then VDOT may terminate the Site Agreement or such portion thereof that may be necessary to eliminate the interference. Except for the foregoing, Triton is granted a priority interference status as it relates to any other third party that is allowed to locate on the Property or the tower subsequent to the date of the execution of this Agreement. Triton shall provide VDOT with Triton's range of broadcast frequency, power ratings and equipment specifications to assist VDOT in accomplishing the foregoing grant of priority status. Additionally, any structural upgrading required in the future in order to allow for the installation of any other antenna, radio or other devices on the tower, shall be the responsibility of the initiating party and shall be done in a manner to comply with the then current building standards.

          19. The initial tower structure shall be designed to accommodate a minimum of two separate antenna arrays near the top of the structure and VDOT's Traffic Management Facility shown on the Plan at the elevation as provided for in accordance with Section 7 hereof. As a primary locator on the tower with responsibility of property and tower maintenance, Triton shall have the right to approve, which approval shall not be unreasonably withheld, any additional third party use of the tower structure or property. VDOT agrees that it will not solicit any proposals for a third party use of the secondary attachment space for a period of 180 days after the execution of each Site Agreement. All attachments to the structure by a party other than

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Triton shall be subject to that party entering into an agreement with VDOT under similar terms and conditions as outlined in this agreement and shall be subject to the then applicable monetary amount being paid by Triton for the rights granted herein or on a prorated basis thereof for any other type of attachment. Should VDOT sublease a portion of the Property to another carrier (the "Second Carrier"), VDOT shall receive and be entitled to retain all rent paid by the Second Carrier. Should VDOT sublease a portion of the Property to a third carrier (the "Third Carrier"), VDOT shall receive for the account of Triton all rents paid by the Third Carrier and credit Triton rent account in such amount within thirty (30) days of receipt by VDOT.

          20. Triton shall not create, place or suffer the creation or filing of any mechanic's or materialman's lien against a Property by reason of labor work or materials provided for or at the request or order of Triton, or of Triton's agents or contractors. Triton shall discharge any such lien within thirty (30) days after the same was filed.

          21. This Agreement shall be governed by and construed according to the laws of Virginia. It is agreed that any action at law or suit in equity involving this Agreement, or any dispute hereunder between the parties, shall be instituted and maintained only in the State courts of the Commonwealth of Virginia.

          22. That any and all notices that may be required or permitted under this Agreement shall be given by mailing such notice by certified U.S. mail, postage prepaid, return receipt requested, or sent via overnight courier providing proof of service, addressed to the following:

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                     If to VDOT:      Virginia Department of Transportation
                                      1401 East Broad Street
                                      Richmond, VA 23219
                                      Attention: R. Wayne Brooks,
                                      State Utilities Engineer


                     If to Triton:    Triton PCS Property Company L.L.C.
                                      9211 Arboretum Parkway
                                      Suite 200
                                      Richmond, Virginia 23236
                                      Attention: Director of Engineering and
                                      Operation


                     With a copy to:  Triton Management Company, Inc.
                                      101 Lindenwood Drive
                                      Suite 125
                                      Malvern, PA 19355
                                      Attention: President

          23. Triton for itself, its successors in interest and assigns, as a part of the consideration hereof, does hereby covenant and agree that (1) no person, on the ground of race, color, sex or national origin, shall be excluded by Triton from participation in, be denied the benefits of, or be otherwise subjected to discrimination in the use of each Property, including under any assignment of the use of Triton's communications equipment and structures; (2) that in connection with Triton's construction or making of any improvements on each Property, Triton's making of repairs to the tower, structures or equipment, and in Triton's obtaining or furnishing of services thereon, no discrimination shall be practiced in the selection of employees and contractors, or by Triton's contractors in the selection and retention of first-tier subcontractors; and (3) that Triton shall not suffer or permit the violation of any federal or Virginia civil rights laws pertaining to the use of the Property or access thereto. That in the event of breach of any of the above nondiscrimination covenants, VDOT shall have the right to terminate this Agreement and to enter and possess each Property tower and other structures and

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improvements thereon (except Triton's communications equipment) and hold the same as if this Agreement had never been made or issued.

          24. If Triton violates any of the provisions of this Agreement or if any bankruptcy or insolvency proceedings are filed by or against any person who is Triton (or a receiver or trustee is appointed for their property), Triton shall be deemed in default under this Agreement, and VDOT shall be entitled to avail themselves of all rights and remedies to which it may be entitled, either at law or in equity, and upon default, VDOT shall have the immediate right to terminate this Agreement and take possession, and also VDOT shall be entitled to recover reasonable attorney's fees and costs as allowed by law, VDOT's waiver of any default by Triton shall not be considered to be a waiver of any subsequent default, Triton waives the benefit of any exemptions under the homestead, bankruptcy, and any other insolvency law as to their obligations in this Agreement.

          25. Nothing in this Agreement shall be deemed in any manner to be a waiver of the sovereign immunity of VDOT. Further, VDOT shall not be liable to Triton or to any other person resulting from any latent or patent defect in said Property, nor for any damages arising from any act or neglect of any other occupant of the same property or of adjacent or contiguous property, except as may be specifically authorized and provided by law. All Triton personal property placed on the Property shall be at the sole risk of Triton, and VDOT shall not be liable for the loss, destruction, theft of or damage to such personal property. VDOT shall have no liability for consequential damage that may result from physical damage to the communications equipment installed pursuant to this Agreement, nor for any other purpose whatsoever. All

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VDOT personal property placed on the Property shall be at the sole risk of VDOT, and Triton shall not be liable for the loss, destruction, theft of or damage to such personal property.

          26. Triton may, upon notice, assign or transfer its rights and obligations arising under this Agreement to any corporation, partnership, or other entity that shall merge or consolidate with or into Triton or shall succeed to all or substantially all of the assets, property and business of Triton or shall succeed to all or substantially all of Triton's Norfolk, Richmond M.T.A. as defined by the Federal Communications Commission.

          This Agreement is the entire agreement between the parties, and no modification or addition to it shall be binding unless in writing and signed by the parties hereto. The covenants, conditions and agreements contained herein are binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Wherever the context so requires, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all other genders.

          WITNESS the following signatures and seals:



                       TRITON PCS PROPERTY COMPANY L.L.C

                       By: TRITON MANAGEMENT COMPANY, INC.,

                       Its manager

                       By:
                       ________________________________________

                       Title:__________________________________



                       COMMONWEALTH OF VIRGINIA
                       DEPARTMENT OF TRANSPORTATION

                       By: ____________________________________

                       Title:__________________________________

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